Exhibit 10.15

BULLFROG AI HOLDINGS, INC.

2022 EQUITY INCENTIVE PLAN

Stock Option Agreement

This STOCK OPTION AGREEMENT (this “Agreement”), made and entered into on the      th day of January 2025 (the “Grant Date”), by and between (the “Participant”) and Bullfrog AI Holdings, Inc., a Nevada corporation (the “Company”), sets forth the terms and conditions of stock options issued to the Participant pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”) and this Agreement, which options have been approved by the Company’s Board of Directors. Any capitalized terms used but not defined herein shall have the meaning prescribed in Annex A or in the Plan.

1. Grant of Stock Option. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant ____ stock options (the “Options”) to purchase up to an aggregate of ____ shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”). The Options are granted as of the Grant Date pursuant to, and subject to the terms and conditions of, the Plan.

2. Exercise Price. The exercise price per share of Common Stock subject to the Options is $____ (the “Exercise Price”), which was the Fair Market Value of the Company’s Common Stock on the Grant Date.

3. Vesting. Subject to Section 4 hereof, the Options shall vest as follows: 1/3 of the Options shall vest immediately on the Grant Date and 1/3 at each of the first and second anniversaries of the Grant Date until the Options are 100% vested (the “Vesting Period”), so long as the Participant continuously remains an employee, officer, director, or consultant of the Company from the Grant Date through the Vesting Period. The Options shall be exercisable on any date to the extent vested and outstanding. For purposes of this Agreement, employment or service relationship with the Company shall include employment with or provision of services to the Company’s affiliates (including Subsidiaries) and/or its successors. As set forth in Section 12 herein, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or any of its affiliates (including Subsidiaries) or interfere in any way with the right of the Company or any such affiliates (including Subsidiaries) to terminate the Participant’s employment or service relationship at any time.

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4. Termination of Employment or Service.

(a) In the event of the Participant’s termination of employment or service relationship, whether as an employee, officer, director or consultant, by either the Company or its affiliates (including Subsidiaries) without Cause, or by the Participant for any reason (other than as otherwise provided in this Section 4), any portion of the Options that has not vested as of the date of such termination of employment or service relationship shall immediately expire and be terminated, and any portion of the Options that has vested as of the date of termination shall expire and be terminated on the date that is 90 days after the date of termination of employment or service relationship. Notwithstanding the foregoing, in the event of the Participant’s termination of employment or service relationship by reason of the Participant’s death or Disability, any portion of the Options that has vested as of the date of such termination shall expire and be terminated on the date that is 180 days after the date of such termination of employment or service relationship.

(b) In the event of the Participant’s termination of employment or service relationship, whether as an employee, officer, director or consultant, by the Company or its affiliates (including Subsidiaries) for Cause, any portion of the Options that are outstanding, whether vested or unvested, as of the date of such termination of employment or service relationship shall immediately expire and be terminated as of such date.

5. Term of Options. All unexercised Options shall expire as to all shares of Common Stock underlying the Options on _________, 203_ (the “Expiration Date”), unless sooner terminated as provided in Section 4 hereof.

6. Method of Stock Option Exercise.

(a) The Options may be exercised during the term provided in Section 5, in whole or in part, to the extent they have become vested and exercisable pursuant to Sections 3 and have not yet been forfeited or expired, by the Participant providing notice in writing to the Company, signifying the Participant’s election to exercise the Options (the “Notice of Exercise”). The Notice of Exercise shall be in such manner and on such form as designated by the Company and pursuant to procedures established by the Company. The Company may in the future change the person designated to receive such Notice(s) of Exercise, to any other agent or employee of the Company. In the event of any such change, the Company shall provide notice to the Participant.

(b) The payment of the Exercise Price shall be subject to the following:

(i) Payment of Exercise Price. The Exercise Price shall be payable in cash or by wire transfer to the Company’s bank account, for the full purchase price of the shares being purchased, plus such amount, if any, as is required for withholding taxes and for fees related to any agent(s), if applicable.

(ii) If requested by the Company, a written acknowledgement by the Participant, in the form contained in the Notice of Exercise that an investment in the Common Stock of the Company involves a high degree of risk, that the Participant has received a copy of the Company’s financial statements for the most recently ended fiscal year for which such statement is available, and that the Participant has had the opportunity to ask questions of management concerning the Company prior to the exercise of the Options (the Company to provide such information as the Participant may reasonably request in writing, provided that such information has been disclosed to the public).

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(iii) The Exercise Price per share of Common Stock purchased upon the exercise of the Options shall be paid at the time of such exercise.

(c) Cashless Exercise. Vested Options may also be exercised in whole or in part, at such time by means of a “cashless exercise” in which the Participant shall be entitled to receive a number of shares of common stock equal to the quotient obtained by dividing [(A-B) (C)] by (A), where:

(A)	is the closing price per share of Common Stock on the day prior to the Notice of Exercise;

(B)	is the Exercise Price of the Options, as adjusted hereunder; and

(C)	is the number of Shares that would be issuable upon exercise of the Options in accordance with the terms of this Agreement if such exercise were by means of a cash exercise rather than a cashless exercise.

If the shares of Common Stock are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, such shares being issued shall take on the characteristics of the Options being exercised.

Notwithstanding anything herein to the contrary, on the Expiration Date, any vested Option shall be automatically exercised via cashless exercise pursuant to this Section 6(c).

(d) The Company may cause each certificate evidencing the purchased shares of Common Stock to be endorsed with one or more legends setting forth the restrictions on transfer or otherwise of such shares of Common Stock.

(e) Certificates or book-entry statements for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company’s Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, the Participant, or such other person as may be entitled to exercise these Options, shall have none of the rights of a stockholder with respect to shares subject to the Options.

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7. Taxes. Participant understands that, upon the exercise of the Options, Participant may recognize income, for federal and state income tax purposes. The acceptance of the shares underlying the Options by the Participant shall constitute an agreement by the Participant to report such income in accordance with then applicable law and to cooperate with the Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Participant’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require the Participant to make a cash payment to cover such liability as a condition of the exercise of the Option.

8. Non-transferability. The Options shall not be transferable by the Participant other than by will or by the laws of descent and distribution. The Options shall be exercisable, subject to the terms of the Plan and this Agreement, only by the Participant, the Participant’s estate or beneficiary, the guardian or legal representative of the Participant, or any person to whom such Options are transferred pursuant to this Section 8. For purposes of this Section 8, the term “Participant” includes such guardian, legal representative and other permitted transferee.

9. Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors, assigns and permitted transferees (including, upon the death of the Participant, the Participant’s estate).

10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. In the event of any question or controversy relating to the terms of the Plan and this Agreement, the decision of the Committee shall be conclusive.

11. Incorporation of Plan. Subject to the limitations contained in Section 10 of this Agreement, all terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein. The Participant may obtain a copy of the Plan by contacting the Company’s Chief Executive Officer or such other officer as the Company determines.

12. Not an Employment or Service Contract. Neither this Agreement nor any Options, or the Plan, shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any of its affiliates (including Subsidiaries), nor shall they interfere in any way with any right(s) that the Company or any such affiliates (including Subsidiaries) would otherwise have to terminate or modify the terms of the Participant’s employment or other service, at any time.

13. Insider Trading Policy. The Participant hereby agrees to comply with any policies, instructions, guidelines or procedures covering trading in the Company’s securities that the Company adopts from time to time, as may relate to the Options and underlying Shares issued hereunder.

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14. Exercise on certain Record Dates. Notwithstanding anything to the contrary contained in this Agreement or the Plan, in the event the Company sets a record date (“Record Date”) in connection with a distribution of bonus shares or dividends, rights offering, stock split, reverse stock split or capital reduction (each an “Event”), the Participant shall not be eligible to exercise the Options on the Record Date.

15. Integration. This Agreement and the other documents referred to herein, including without limitation the Plan, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

17. Modification; Waiver. The Company, with the approval of the Committee, may, at any time and from time to time, amend the terms of this Agreement; provided, however, that the Company may not affect any amendment that would otherwise constitute an impairment of the rights under this Agreement unless (a) the Company requests the consent of the Participant and (b) the Participate consents in writing. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

THIS AGREEMENT SHALL BE NULL AND VOID AB INITIO, AND THE GRANT OF OPTIONS REFLECTED HEREIN, SHALL BE DEEMED FORFEITED, UNLESS THE COMPANY RECEIVES, WITHIN TWO WEEKS OF ITS TENDER OF THIS AGREEMENT TO THE PARTICIPANT, ONE COPY HEREOF BEARING THE PARTICIPANT’S ORIGINAL COUNTERSIGNATURE BELOW.

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IN WITNESS WHEREOF, the Participant has executed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

BULLFROG AI HOLDINGS, INC.

By:
Name:
Title:

Agreed to and Accepted on

this ___th day of ____________

By:
Name:

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Annex A

Certain Definitions

A.	“Cause” shall only mean

(i)	the willful and continued failure of the Participant to perform substantially the Participant’s duties (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to the Participant by the Company, which specifically identifies the manner in which the Company believes the Participant has not substantially performed the Participant’s duties; or

(ii)	the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its affiliates (including Subsidiaries), monetarily or otherwise.

For purposes of this provision, no act, or failure to act, on the part of the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, upon the instructions of the Chairman or another Board Member of the Company, upon the instructions of the Company’s Chief Executive Officer or Chief Financial Officer, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its affiliates (including Subsidiaries).

(iii)	the Participant’s conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime.

B. “Disability” shall mean the absence of the Participant from the Participant’s duties under his employment or service relationship on a full-time basis for an aggregate of 180 days within any given period of 270 consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of incapacity of the Participant, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which will, in the opinion of a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative, be permanent and continuous during the remainder of the Participant’s life.

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